EXHIBIT 4.3

         UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITORY"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE TO BE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY AND ANY AMOUNT PAYABLE THEREUNDER IS MADE PAYABLE TO CEDE & CO. OR TO SUCH OTHER NAME, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         UNLESS AND UNTIL THIS SECURITY IS EXCHANGED IN WHOLE OR IN PART FOR CERTIFICATED SECURITIES REGISTERED IN THE NAMES OF THE VARIOUS BENEFICIAL HOLDERS HEREOF AS THEN CERTIFIED TO THE COMPANY BY THE DEPOSITORY OR A SUCCESSOR DEPOSITORY, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

                          COSTCO WHOLESALE CORPORATION

                      5 1/2% SENIOR NOTE DUE MARCH 15, 2007

No. 1                                                              $300,000,000
                                                             CUSIP:  22160K AA3

     COSTCO WHOLESALE CORPORATION, a Washington corporation (herein called the "Company", which term shall refer to such Company until a successor corporation shall have become such pursuant to the provisions of the Indenture referred to herein and thereafter "Company" shall mean such successor corporation), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of THREE HUNDRED MILLION DOLLARS ($300,000,000) on March 15, 2007 (the "Stated Maturity Date"), unless redeemed in full prior to such date in accordance with the provisions specified herein, and to pay interest on the outstanding principal amount hereof from March 25, 2002, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on March 15 and September 15 in each year, commencing September 15, 2002, at the rate of 5 1/2% per annum, until the principal hereof is paid or made duly available for payment.

     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be (in each case whether or not a Business Day) the March 1 or September 1 as the case may be, next preceding such Interest Payment Date. Any interest not

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punctually  paid or duly provided for shall forthwith cease to be payable to the
Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee referred to herein, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     Payment of the principal of and Make-Whole Amount, if any, and interest on this Security will be made in immediately available funds at the corporate trust office of U.S. Bank National Association in St. Paul, Minnesota or in the Borough of Manhattan, in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     This Security is one of a duly authorized issue of debt securities of the Company (the "Debt Securities"), issued and to be issued in one or more series under an Indenture, dated as of October 26, 2001, as supplemented by the First Supplemental Indenture thereto, dated as of March 20, 2002 (as so supplemented, the "Indenture," which term includes any future indentures supplemental thereto), between the Company and U.S. Bank National Association, as Trustee (the "Trustee," which term includes any successor trustee or trustees under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debt Securities and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. This Security is one of the series of Debt Securities designated as "5 1/2% Senior Notes due March 15, 2007" (the "Securities") limited initially in aggregate principal amount to $300,000,000, subject to the provisions of the Indenture.

     This Security shall be redeemable at the option of the Company, at any time in whole or from time to time in part, at a Redemption Price equal to the sum of 100% of the aggregate principal amount being redeemed, accrued but unpaid interest thereon to the Redemption Date, and the Make-Whole Amount, if any, with respect thereto; provided, however, that installments of interest on this Security due on an Interest Payment Date which occurs on or before any Redemption Date shall be payable to the Holder of this Security as of the close of business on the Regular Record Date immediately preceding such Interest Payment Date. If the Company has given notice as provided in the Indenture and made funds available for redemption of this Security if called for redemption on the Redemption Date, this Security will cease to bear interest on that Redemption Date and the only right of the Holder of this Security will be to receive payment of the Redemption Price. The Company shall give written notice of any redemption of this Security to the Holder of this Security at the addresses of such Holder, as shown in the Security Register, not more than 60 nor less than 30 days prior to the Redemption Date. The notice of redemption will specify, among other items, the Redemption Price and the aggregate principal amount of the Securities to be

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redeemed.  If less than all of the  Outstanding  Securities  are to be redeemed, then the Trustee shall select the Securities to be redeemed in principal amounts of $1,000 or integral multiples of $1,000 by lot, pro rata or by another method the Trustee considers fair and appropriate.

     Notwithstanding anything contained in the Indenture to the contrary, "Make-Whole Amount", "Reinvestment Rate" and "Statistical Release", as used with respect to this Security, shall have the following meaning:

     "Make Whole Amount" means, in connection with any redemption of this Security, the excess, if any, of (a) the aggregate present value as of the date of such redemption of each dollar of principal hereof being redeemed and the amount of interest, exclusive of interest accrued to the date of redemption, that would have been payable in respect of each such dollar if such redemption had not been made, determined by discounting, on a semiannual basis, such principal and interest at the Reinvestment Rate, determined on the third Business Day preceding the date notice of such redemption is given, from the respective dates on which such principal and interest would have been payable if such redemption had not been made, to the date of redemption, over (b) the aggregate principal hereof being redeemed.

     "Reinvestment Rate" means .15% plus the arithmetic mean of the yields under the heading "Week Ending" published in the most recent Statistical Release under the caption "Treasury Constant Maturities" for the maturity, rounded to the nearest month, corresponding to the remaining life to maturity, as of the redemption date, of the principal hereof being redeemed. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used. If the format or content of the Statistical Release changes in a manner that precludes determination of the Treasury yield in the above manner, then the Treasury yield shall be determined in the manner that most closely approximates the above manner, as reasonably determined by the Company.

     "Statistical Release" means the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which reports yields on actively traded United States Government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any required determination under the Indenture, then such other reasonably comparable index which shall be designated by the Company.

     Interest payable on this Security on any Interest Payment Date, Stated Maturity Date and Redemption Date, as the case may be, will be the amount of interest accrued during the applicable Interest Period.

     An "Interest Period" is each period from and including the immediately preceding Interest

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Payment  Date (or from and  including  March 25, 2002 in the case of the initial
Interest Period) to but excluding the applicable Interest Payment Date, Stated Maturity Date or the Redemption Date, as the case may be. If any Interest Payment Date, Stated Maturity Date or Redemption Date falls on a day that is not a Business Day, principal, Make-Whole Amount, if any, and interest payable on such date will be paid on the succeeding Business Day with the same force and effect as if it were paid on the date such payment was due, and no interest will accrue on the amount so payable for the period from and after such date to such succeeding Business Day.

     "Business Day" means any day, other than a Saturday or a Sunday, on which banking institutions in New York, New York are not required or authorized by law or executive order to close.

     If an Event of Default with respect to Securities shall occur and be continuing, the principal of the Securities may, and in certain cases, shall be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debt Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of all series to be affected (voting as one class). The Indenture also provides that, regarding the Debt Securities of any series, the Holders of not less than a majority in principal amount of the Debt Securities at the time Outstanding of such series may waive certain past defaults and their consequences on behalf of the Holders of all Debt Securities of such series. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     No reference herein to the Indenture and no provisions of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any Make-Whole Amount and interest on this Security at the times, place and rate, and in the coin or currency, herein and in the Indenture provided; subject, however, to the provisions for the discharge of the Company from its obligations under the Securities upon satisfaction of the conditions set forth in the Indenture.

     As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and Make-Whole Amount, if any, and interest on this Security are payable, when duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for a like aggregate principal amount and tenor will be issued to the designated transferee or transferees.

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     The  Securities  are issuable  only in registered  form without  coupons in denominations of $1,000 and any larger amount that is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations herein and therein set forth, Securities are exchangeable for a like aggregate principal amount and tenor of Securities of a different authorized denomination, upon surrender of the Securities to be exchanged at the office or agency of the Company in any place where the principal of and Make-Whole Amount, if any, and interest on this Security are payable .

     No service charge shall be made for any registration of transfer or exchange of this Security, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and none of the Company, the Trustee or any such agent shall be affected by notice to the contrary.

     This Security is not subject to a sinking fund requirement.

     As provided in the Indenture, no recourse shall be had for the payment of the principal of or Make-Whole Amount or the interest on this Security, or any part hereof, or for any claim based hereon or otherwise in respect hereof, or of the indebtedness represented hereby, or upon any obligation, covenant or agreement of the Company in the Indenture, against any incorporator, direct or indirect stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation (either directly or through the Company or any such successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all liability, if any, of that character against every such incorporator, stockholder, officer and director being by the acceptance hereof, and as a condition of and as part of the consideration for the issue hereof, expressly waived and released.

     The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York.

     Except as otherwise provided herein, all terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.



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         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                             COSTCO WHOLESALE CORPORATION



                                             By:  ___________________________
                                                     Executive Vice President



Attest:



__________________________
   Assistant Secretary



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                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated and issued under the within mentioned Indenture.

Dated: March __, 2002

                                            U.S. BANK NATIONAL ASSOCIATION,
                                            as Trustee



                                            By:_____________________________
                                               Authorized Signatory


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                              --------------------



                                  ABBREVIATIONS


     The following abbreviations, when used in the inscription on this Security, shall be construed as though they were written out in full according to applicable laws or regulations.


TEN COM --   as tenants in common                     UNIF GIFT MIN ACT
TEN ENT --   as tenants by the
             entireties with right
             of survivorship and not                  _______________Custodian
             as tenants in common                     (Cust)
JT TEN --    as joint tenants
             with right of survivor-
             ship and not as tenants
             in common                               (Minor)
                                                     Under Uniform Gifts
                                                     to Minor Act

                                                     (State)


Additional abbreviations may also be used though not in the above list.

                                -----------------

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to

INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF
ASSIGNEE

_____________________________________________________________________________



             PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

_____________________________________________________________________________

_____________________________________________________________________________

the within Security of Costco Wholesale Corporation, and irrevocably constitutes and appoints__________________________________________________________________

to transfer said Security on the books of the within named Company, with full power of substitution in the premises.

Dated: _____   _________________________________________________________________

               _________________________________________________________________

               The signature to this assignment must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement, or any change whatsoever.

               Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.